NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2013

CHICAGO – April 25, 2013 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the first quarter 2013. In late March 2012, the Company announced that its General Insurance Group's Consumer Credit Indemnity (CCI) division would be combined with its Mortgage Guaranty (MI) business in a renamed Republic Financial Indemnity Group, Inc. ("RFIG") run-off segment. The two operations, which offer similar insurance coverages, have been in run-off operating mode since 2008 (CCI) and August 2011 (MI), and are inactive from new business production standpoints.

The combination affects the manner in which segmented information is now presented. The operating results of the combined coverages are therefore shown as a single run-off book of business within ORI’s consolidated operations. Prior periods’ segmented information for the general insurance and RFIG run-off business segments has therefore been reclassified to provide necessary consistency in period-to-period comparisons.

Financial Highlights (*)
	Quarters Ended March 31,
	2013	2012	Change
Operating Revenues:
Excluding run-off business	$1,168.4	$1,029.0	13.5%
RFIG run-off business	96.9	126.0	-23.1
Total	$1,265.4	$1,155.1	9.5%
Net Operating Income (Loss):
Excluding run-off business	$66.4	$57.9	14.7%
RFIG run-off business	(13.1)	(59.3)	77.8
Total	$53.2	$(1.4)	N/M %
Net Income (Loss):
Excluding run-off business	$69.1	$59.8	15.6%
RFIG run-off business	(12.9)	(59.3)	78.3
Total	$56.2	$0.4	N/M %
Diluted Earnings Per Share:
Net Operating Income (Loss)
Excluding run-off business	$0.24	$0.22	9.1%
RFIG run-off business	(0.04)	(0.23)	82.6
Total	$0.20	$(0.01)	N/M %
Net Income (Loss)
Excluding run-off business	$0.25	$0.23	8.7%
RFIG run-off business	(0.04)	(0.23)	82.6
Total	$0.21	$-	N/M %

Cash Dividends Per Share	$0.1800	$0.1775	1.4%
Ending Book Value Per Share	$14.31	$14.74	-2.9%

(*) Unaudited; All amounts in this report are in millions except per share data and percentages. N/M = Not meaningful

First quarter 2013 consolidated net operating earnings climbed to positive territory for the first time in 10 consecutive quarters. General insurance earnings edged down year-over-year, but the decline was far outpaced by greatly improved performance in the Company’s title business and the RFIG run-off segment. Title insurance registered a triple-digit improvement in operating earnings, while the combined mortgage guaranty and consumer credit indemnity run-off segment produced much lower losses.

Old Republic International Corporation

Consolidated Results – The major components of Old Republic's consolidated results and other data for the periods reported upon are shown below:

	Quarters Ended March 31,
	2013	2012
Operating revenues:
General insurance	$681.8	$645.8
Title insurance	467.7	362.2
Corporate and other	18.8	20.9
Subtotal	1,168.4	1,029.0
RFIG run-off business	96.9	126.0
Total	$1,265.4	$1,155.1
Pretax operating income (loss):
General insurance	$76.0	$80.5
Title insurance	21.5	9.4
Corporate and other	2.6	(4.2)
Subtotal	100.2	85.6
RFIG run-off business	(20.2)	(91.2)
Total	79.9	(5.6)
Realized investment gains (losses):
From sales	4.5	2.9
From impairments	-	-
Net realized investment gains (losses)	4.5	2.9
Consolidated pretax income (loss)	84.5	(2.6)
Income taxes (credits)	28.3	(3.1)
Net income (loss)	$56.2	$0.4

Consolidated underwriting ratio:
Including RFIG run-off business:
Benefits and claim ratio	50.1%	59.4%
Expense ratio	49.1	47.6
Composite ratio	99.2%	107.0%

Excluding RFIG run-off business:
Benefits and claim ratio	43.9%	45.2%
Expense ratio	52.6	51.9
Composite ratio	96.5%	97.1%

Diluted earnings per share:
Net operating income (loss)	$0.20	$(0.01)
Net realized investment gains (losses)	0.01	0.01
Net income (loss)	$0.21	$-

Cash dividends paid per share	$0.1800	$0.1775

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.17	$0.21
Title insurance	0.05	0.02
Corporate and other	0.02	(0.01)
Subtotal	0.24	0.22
RFIG run-off business	(0.04)	(0.23)
Total	0.20	(0.01)
Net realized investment gains (losses)	0.01	0.01
Net income (loss)	$0.21	$-

The preceding tables show operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of the Company’s results

Old Republic International Corporation

from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability. The composition of realized gains or losses follows:

	Quarters Ended
	March 31,
	2013	2012
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$-
Accounting adjustment for impairment
charges taken in prior periods	-	-
Net amount included herein	-	-
Net realized gains from sales of all other securities	4.5	2.9
Net gain (loss) from actual sales	4.5	2.9
Net realized losses from impairments	-	-
Net realized investment gains (losses) reported herein	$4.5	$2.9

General Insurance Results – Operating earnings with and without the CCI run-off business were moderately lower in this year’s first quarter. Comparative performance indicators are shown in the following table:

	General Insurance Group
	Quarters Ended March 31,
	2013	2012	Change
A. Prior to reclassification/ Including CCI run-off business:
Net premiums earned	$608.0	$561.0	8.4%
Net investment income	62.3	66.6	-6.5
Benefits and claim costs	446.5	400.2	11.6
Pretax operating income (loss)	$68.9	$71.0	-3.0%

Claim ratio	73.4%	71.3%
Expense ratio	24.2	26.1
Composite ratio	97.6%	97.4%

B. All CCI run-off business reclassification(*):
Net premiums earned	$7.8	$12.0	-35.1%
Net investment income	-	-	-
Benefits and claim costs	15.1	20.2	-25.4
Pretax operating income (loss)	$(7.1)	$(9.4)	24.0%

Claim ratio	192.6%	167.6%
Expense ratio	-0.1	10.5
Composite ratio	192.5%	178.1%

C. After reclassification/Total Excluding all CCI run-off business:
Net premiums earned	$600.2	$548.9	9.3%
Net investment income	62.2	66.6	-6.6
Benefits and claim costs	431.4	379.9	13.6
Pretax operating income (loss)	$76.0	$80.5	-5.5%

Claim ratio	71.9%	69.2%
Expense ratio	24.5	26.5
Composite ratio	96.4%	95.7%
__________________

(*) In connection with the previously noted MI / CCI combination, $7.0 of pretax operating losses for the first quarter 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Old Republic International Corporation

Favorable premium trends for workers’ compensation and liability insurance coverages within Old Republic’s construction, trucking, and large account risk management business continued as the mainstay of top line growth. Moderate rate improvements garnered over the past two years or so, and the slowly strengthening pace of U.S. economic activity were major underlying factors in these regards.

As in all other segments, net investment income fell moderately, and all of the latest quarter’s downturn in general insurance operating earnings stemmed from this source. While operating cash flow remained positive and additive to the invested asset base, market yields on newly invested equity and fixed income securities remained in a depressed state.

As section (C) in the preceding table shows, the general insurance composite underwriting ratio was slightly higher in this year’s first quarter vis-à-vis the same period of 2012. Of the two components entering into this ratio, the claims portion finished slightly higher as a result of upward pressures on workers’ compensation and liability insurance claim costs. By contrast, the latest quarter’s expense ratio compared favorably with that posted in the same period of 2012. New Financial Accounting Standards Board guidance that took effect on January 1, 2012 resulted in additional expense charges of 1.9 percentage points in last year’s first quarter. The charges, which ultimately aggregated 1.6 percentage points for all of 2012, pertained to deferred policy acquisition costs that were no longer amortizable.

Title Insurance Results – Operating momentum in Old Republic’s title insurance business accelerated further in the first quarter of 2013. The progress achieved is reflected in the performance indicators shown below:

	Title Insurance Group
	Quarters Ended March 31,
	2013	2012	Change
Net premiums and fees earned	$460.5	$355.0	29.7%
Net investment income	6.5	6.7	-3.9
Claim costs	31.5	25.6	22.9
Pretax operating income (loss)	$21.5	$9.4	128.4%

Claim ratio	6.9%	7.2%
Expense ratio	89.5	91.5
Composite ratio	96.4%	98.7%

Growth in title insurance premiums and fees benefited from the same factors that have driven the top line in the past four years. Market share gains emanating from title industry dislocations and consolidation during these years have been retained. In recent quarters, the revenue stream has been further enhanced by greater mortgage refinancing activity occasioned by a slowly improving housing market and low mortgage rates. From an underwriting perspective, title insurance claim, expense, and composite ratios showed a continuation of the downward slope they have demonstrated since 2010.

Old Republic International Corporation

RFIG Run-off Business Results – The table below reflects RFIG’s comparative results before and after the previously noted combination of Old Republic’s mortgage guaranty and consumer credit indemnity run-off coverages in a single run-off business:

	RFIG Run-off Business
	Quarters Ended March 31,
	2013	2012	Change
A. Prior to reclassification/ Excluding CCI run-off business:
Net premiums earned	$79.9	$103.2	-22.6%
Net investment income	9.0	10.3	-11.9
Claim costs	95.7	179.3	-46.6
Pretax operating income (loss)	$(13.0)	$(81.8)	84.1%

Claim ratio	119.8%	173.6%
Expense ratio	7.9	13.6
Composite ratio	127.7%	187.2%

B. CCI run-off business reclassification(*):
Net premiums earned	$7.8	$12.0	-35.1%
Net investment income	-	-	-
Claim costs	15.1	20.2	-25.4
Pretax operating income (loss)	$(7.1)	$(9.4)	24.0%

Claim ratio	192.6%	167.6%
Expense ratio	-0.1	10.5
Composite ratio	192.5%	178.1%

C. After reclassification/Total RFIG run-off MI and CCI business:
Net premiums earned	$87.7	$115.3	-23.9%
Net investment income	9.1	10.3	-11.2
Claim costs	110.8	199.5	-44.4
Pretax operating income (loss)	$(20.2)	$(91.2)	77.8%

Claim ratio	126.4%	173.0%
Expense ratio	7.1	13.3
Composite ratio	133.5%	186.3%
__________________

(*) In connection with the previously noted MI / CCI combination, $7.0 of pretax operating losses for the first quarter 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Both MI and CCI premiums registered further declines in the first three months of 2013. The outcome is reflective of a run-off book of business devoid of new premium production since at least 2011. Net investment income also fell in this segment as the result of a pervasively low yield environment.

First quarter 2013 MI claim costs declined significantly as a continuing downtrend in newly reported defaults, relatively stable cure rates, and lower paid and settled claims more than offset reduced provisions for anticipated claim rescissions or denials, as well as assumptions of greater defaults headed toward foreclosure. Lower 2013 operating expenses reflect ongoing cost control geared to a run-off operating mode.

Section (B) in the above table shows 100% of CCI results fully reclassified for segment reporting purposes. First quarter 2013 claim costs were driven up by higher estimates of continued litigation exposures to claims management, as well as reduced expectations of salvage recoveries on cumulative claims incurred in the past several years.

Old Republic International Corporation

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, fluctuations in the costs of external debt, and net interest expenses on intra-system financing arrangements. Corporate expenses since last year's second quarter benefited from lower interest charges following the repayment of high cost convertible debt of $316 million in May of 2012. The interplay of these various operating elements is reflected in the following table:

	Corporate and Other Operations
	Quarters Ended March 31,
	2013	2012	Change
Life & accident premiums earned	$17.1	$18.2	-6.3%
Net investment income	1.4	2.0	-32.7
Other income	.3	.5	-46.4
Benefits and claim costs	9.7	11.3	-14.0
Insurance expenses	7.6	8.0	-5.5
Corporate, interest, and other expenses-net	(1.1)	5.7	-119.7
Pretax operating income (loss)	$2.6	$(4.2)	161.6%

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		March 31,	Dec. 31,	March 31,	March '13/	March '13/
		2013	2012	2012	Dec '12	March '12
Cash and invested assets:	Fair value basis	$10,986.5	$10,800.6	$10,739.0	1.7%	2.3%
	Original cost basis	$10,152.7	$10,071.4	$10,078.1	.8%	.7%

Shareholders' equity:	Total	$3,673.3	$3,596.2	$3,773.3	2.1%	-2.6%
	Per common share	$14.31	$14.03	$14.74	2.0%	-2.9%

Composition of shareholders' equity per share:
Equity before items below		$12.18	$12.15	$12.95	.2%	-5.9%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		2.13	1.88	1.79	13.3	19.0
Total		$14.31	$14.03	$14.74	2.0%	-2.9%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.58	$14.25	$14.11	2.3%	3.3%
RFIG run-off segment		(0.27)	(0.22)	0.63
Total		$14.31	$14.03	$14.74	2.0%	-2.9%

Consolidated cash flow from operating activities was $143.2 for this year's first quarter compared to $49.0 for the same period in 2012. Substantially all of these operating funds stemmed from the Company’s general and title insurance segments.

The consolidated investment portfolio reflects a current allocation of approximately 92 percent to fixed-maturity securities and short-term investments, and 8 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic International Corporation

As the next table shows, substantially all changes in the shareholders' equity account consist of the Company's net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarters Ended March 31,
	2013	2012
Beginning balance	$14.03	$14.76
Changes in shareholders' equity:
Net operating income (loss)	0.21	(0.01)
Net realized investment gains (losses):
From sales	0.01	0.01
From impairments	-	-
Subtotal	0.01	0.01
Net unrealized investment gains (losses)	0.26	0.15
Total realized and unrealized investment gains (losses)	0.27	0.16
Cash dividends	(0.18)	(0.18)
Stock issuance, foreign exchange, and other transactions	(0.02)	0.01
Net change	0.28	(0.02)
Ending balance	$14.31	$14.74

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its first quarter 2013 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-427-9376.

Interested parties may also listen to a replay of the call through May 2, 2013 by dialing 877-870-5176, passcode 2045453, or by accessing it on Old Republic International's website through May 25, 2013.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.41 billion and common shareholders' equity of $3.67 billion, or $14.31 per share. Its current stock market valuation is approximately $3.40 billion, or $13.13 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2012, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 10.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.0 percent per share, and the regular cash dividend has grown at a 9.8 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 94 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation
	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		March 31,	December 31,	March 31,
	SUMMARY BALANCE SHEETS:	2013	2012	2012
	Assets:
	Cash and fixed maturity securities	$9,994.8	$9,932.4	$9,957.8
	Equity securities	873.2	739.7	642.9
	Other invested assets	118.4	128.4	138.2
	Cash and invested assets	10,986.5	10,800.6	10,739.0
	Accounts and premiums receivable	1,183.9	1,134.7	1,105.3
Federal income tax recoverable:	Current	54.6	71.9	77.5
	Deferred	78.5	148.1	99.8
	Reinsurance balances recoverable	3,273.1	3,237.1	3,254.0
	Sundry assets	833.9	834.1	889.0
	Total	$16,410.7	$16,226.8	$16,164.8
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,628.7	$1,566.3	$1,524.4
	Benefit and claim reserves	9,353.4	9,303.3	8,817.9
	Debt	570.0	572.9	910.1
	Sundry liabilities	1,185.0	1,188.0	1,138.9
	Shareholders' equity	3,673.3	3,596.2	3,773.3
	Total	$16,410.7	$16,226.8	$16,164.8

		Quarters Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	March 31,		March 31,
		2013	2012	2013	2012
	Net premiums and fees earned	$1,165.6	$1,037.5	$4,599.1	$4,084.6
	Net investment income	79.3	85.8	330.0	359.0
	Other income	20.4	31.6	103.3	118.3
	Net realized investment gains (losses)	4.5	2.9	49.5	112.0
	Total revenues	1,269.9	1,158.0	5,082.0	4,674.0
	Benefits and claims	583.6	616.5	2,732.5	2,737.7
	Sales and general expenses	595.9	529.2	2,363.8	2,082.9
	Interest and other charges	5.8	14.9	27.0	67.7
	Total expenses	1,185.4	1,160.7	5,123.4	4,888.4
	Pretax income (loss)	84.5	(2.6)	(41.3)	(214.4)
	Income taxes (credits)	28.3	(3.1)	(28.4)	(87.3)
	Net income (loss)	$56.2	$.4	$(12.9)	$(127.0)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.22	$-	$(0.05)	$(.49)
	Diluted	$0.21	$-	$(0.05)	$(.49)
	Components of earnings per share:
	Basic, net operating income (loss)	$0.21	$(.01)	$(0.18)	$(.79)
	Realized investment gains (losses)	0.01	.01	0.13	.30
	Basic net income (loss)	$0.22	$-	$(0.05)	$(.49)
	Diluted, net operating income (loss)	$0.20	$(.01)	$(0.18)	$(.79)
	Realized investment gains (losses)	0.01	.01	0.13	.30
	Diluted net income (loss)	$0.21	$-	$(0.05)	$(.49)
	Cash dividends on common stock	$.1800	$.1775	$.7125	$.7025
	Book value per share			$14.31	$14.74
	Common shares outstanding:
	Average basic	256,279,364	255,473,634	256,036,031	255,224,798
	Average diluted	292,081,785	255,779,449	256,036,031	255,224,798
	Actual, end of period			256,619,874	255,942,646

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$56.2	$.4	$(12.9)	$(127.0)
	Post-tax net unrealized gains (losses)	67.9	37.4	104.3	67.9
	Other adjustments	(1.2)	5.1	(14.6)	(51.0)
	Net adjustments	66.6	42.6	89.6	16.9
	Comprehensive income (loss)	$122.8	$43.1	$76.6	$(110.1)

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2012 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com